EXHIBIT D
NOTICE OF WITHDRAWAL OF TENDER
Regarding Units of
ARDEN SAGE MULTI-STRATEGY FUND, L.L.C.
Tendered Pursuant to the Offer to Purchase
Dated September 29, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, EASTERN TIME, ON OCTOBER 27, 2011, AND
THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
ON OCTOBER 27, 2011, UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return Or Deliver To:
Arden Sage Multi-Strategy Fund, L.L.C.
c/o UMB Fund Services, Inc.
P.O. Box 2175
Milwaukee, Wisconsin 53201
Attn: Tender Offer Administrator
For additional information:
Phone: (877) 491-4991
Fax: (816) 860-3140

Arden Sage Multi-Strategy Fund, L.L.C.
Ladies and Gentlemen:
     The undersigned wishes to withdraw the tender of its units of limited liability company interests (“Units”) in Arden Sage Multi-Strategy Fund, L.L.C. (the “Fund”), or the tender of a portion of such Units, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                                         .
This tender was in the amount of:
☐	All Units.

☐	Portion of Units expressed as a specific dollar value.

$

☐	Portion of Units.

Number of Units:
     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Units of the Fund (or portion of the Units) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Arden Sage Multi-Strategy Fund, L.L.C.
Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature	Print Name of Investor

(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

Print Name of Investor	Signature

(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

Joint Tenant Signature if necessary	Print Name of Signatory and Title

(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

Print Name of Joint Tenant	Co-signatory if necessary

(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

Print Name and Title of Co-signatory

     Date:

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